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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10K/A2, dated July 7, 1998, into the previously filed Registration Statements of Synetic, Inc., and Subsidiaries on Form S-8 (File Nos. 33-34925, 33-34926, 33-38446, 33-46639, 33-46640, 333-19043,
333-21555, and 333-36041), Form S-3 (File No. 333-18771) and S-4 (File No.
333-50801).



                                        /s/ Arthur Andersen LLP

                                        Arthur Andersen LLP



New York, New York
July 6, 1998